Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
SECOND QUARTER 2017 RESULTS

Second quarter net income of $6.7 million or $0.24 per diluted common share

New loan commitments of $321 million during the quarter, up quarter over quarter and year over year

Significant capital available for deployment

- Subsequent to end of second quarter -

Declared third quarter 2017 dividend of $0.27 per common share

JUNE 30, 2017 FINANCIAL RESULTS

New York, NY — August 3, 2017 - Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported net income of $6.7 million or $0.24 per diluted common share for the second quarter of 2017. In addition, the Company announced that its Board of Directors declared a third quarter 2017 dividend of $0.27 per common share payable on October 16, 2017 to common stockholders of record as of September 29, 2017.

“After a strong second quarter of new investment activity, we believe we are on track to meet our investment targets for the year,” said Robert L. Rosen, Chairman of the Board and Interim Co-Chief Executive Officer of Ares Commercial Real Estate Corporation.  “Since the majority of our originations occurred late in the quarter, the earnings benefit from the growth in our portfolio is not fully reflected in our second quarter earnings. We remain well positioned to improve our quarterly earnings as we prudently deploy our significant level of available capital.”

“In today’s market, we remain highly selective and use our competitive advantages to find market inefficiencies,” said Jamie Henderson, President and Chief Investment Officer of Ares Commercial Real Estate Corporation. “Going forward, we intend to continue to broaden our product suite using the extensive Ares platform and seek to further diversify our portfolio with attractive risk adjusted return opportunities.”

“Our $321 million of new loan commitments this quarter demonstrates our strong market presence and the demand from real estate sponsors and operators for our flexible capital solutions,” said John Jardine, Co-Chief Executive Officer of Ares Commercial Real Estate Corporation.

THREE MONTHS ENDED JUNE 30, 2017 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended June 30, 2017, net income was $6.7 million or $0.24 per diluted common share.

•
For the three months ended June 30, 2017, new originations were $320.8 million in commitments and $282.3 million in outstanding principal and an additional $6.1 million of fundings on existing commitments. For the three months ended June 30, 2017, loan repayments totaled $16.7 million in outstanding principal.

Capital Activities:

“We continue to maintain a diversified portfolio comprised predominately of senior, floating rate loans with strong credit quality,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “Under current market conditions, we believe we have opportunities to further reduce our cost of capital and manage our balance sheet more efficiently.”

•
In May 2017, the Company amended the master repurchase funding facility with Wells Fargo Bank, National Association (the “Wells Fargo Facility”) to increase the facility’s commitment amount from $325.0 million to $500.0 million and extend the initial maturity date to December 14, 2018. The initial maturity date of the Wells Fargo Facility is subject to two 12-month extensions, each of which may be exercised at the Company’s option, subject to the satisfaction of certain conditions, including payment of an extension fee, which, if both were exercised, would extend the maturity date of the Wells Fargo Facility to December 14, 2020.

•
In May 2017, the Company amended the Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. (the “BAML Facility”), which has a commitment amount of $125.0 million, to extend the period during which the Company may request individual loans under the facility to May 24, 2018. Individual advances under the BAML Facility generally have a two-year maturity, subject to one 12-month extension at the Company’s option upon the satisfaction of certain conditions and applicable extension fees being paid. In addition, the final maturity date of individual loans under the BAML Facility was extended to May 25, 2021.

•
In June 2017, the Company amended the master repurchase and securities contract with U.S. Bank National Association (the “U.S. Bank Facility”) to increase the facility’s commitment amount from $125.0 million to $186.0 million and extend the initial maturity date to July 31, 2020. The initial maturity date of the U.S. Bank Facility is subject to two 12-month extensions, each of which may be exercised at the Company’s option, subject to the satisfaction of certain conditions, including payment of an extension fee, which, if both were exercised, would extend the maturity date of the U.S. Bank Facility to July 31, 2022.

PORTFOLIO DETAIL AS OF JUNE 30, 2017

At June 30, 2017, the Company’s portfolio totaled 38 loans held for investment totaling approximately $1.8 billion in originated commitments at closing and $1.7 billion in outstanding principal. At June 30, 2017, 50 loans totaling approximately $1.5 billion in outstanding principal were repaid or sold since inception of the Company.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of June 30, 2017
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Minimum Loan Borrowing Spread (2)	Weighted Average Unleveraged Effective Yield (3)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,529.1	$1,538.4	4.8%	6.0%	1.9
Subordinated debt and preferred equity investments	112.3	113.4	10.7%	11.8%	3.2
Total loans held for investment portfolio	$1,641.4	$1,651.8	5.2%	6.4%	2.0

______________________________________________________________________________

(1)
The difference between the Carrying Amount and the Outstanding Principal amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)
Minimum Loan Borrowing Spread is equal to (a) for floating rate loans, the margin above the applicable index rate (e.g., LIBOR) plus floors, if any, on such applicable index rates, and (b) for fixed rate loans, the applicable interest rate.

(3)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of June 30, 2017 as weighted by the Outstanding Principal balance of each loan.

As of June 30, 2017, 97% of the portfolio of loans held for investment consisted of floating rate loans and 93% consisted of senior mortgage loans (as measured by outstanding principal).

Portfolio Diversification Summary as of June 30, 2017 ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Office	$526.2	32%
Multifamily	465.1	27%
Self Storage	192.8	12%
Retail	133.6	8%
Hotel	128.5	8%
Student Housing	65.9	4%
Mixed-use	65.6	4%
Healthcare	41.6	3%
Industrial	32.5	2%
Total	$1,651.8	100%

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
Mid-Atlantic/Northeast	$347.5	21%
Southwest	341.9	21%
West	334.5	20%
Midwest	317.5	19%
Southeast	310.4	19%
Total	$1,651.8	100%

RECENT DEVELOPMENTS, INVESTMENT CAPACITY AND LIQUIDITY

On July 12, 2017, we originated an $18.1 million senior mortgage loan on a multifamily property located in California. At closing, the outstanding principal balance was approximately $13.4 million. The loan has an interest rate of LIBOR plus 3.80% (plus fees) and an initial term of three years.

On July 17, 2017, we originated a $39.7 million senior mortgage loan on a student housing property located in North Carolina. At closing, the outstanding principal balance was approximately $38.4 million. The loan has an interest rate of LIBOR plus 4.75% (plus fees) and an initial term of one and a half years.

As of August 2, 2017, the Company had approximately $111 million in capital, either in cash or in undrawn capacity expected to be available under its secured funding agreements. After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $101 million in capital available to fund new loans, fund outstanding commitments on existing loans and for other working capital and general corporate purposes. Assuming that the Company uses all such amount as capital to make new senior loans and the Company is able to leverage such amount under its secured funding agreements at a debt‑to‑equity ratio of 2.5:1, the Company would have the capacity to fund approximately $350 million of additional senior loans.
As of August 2, 2017, the total unfunded commitments for the Company’s existing loans held for investment were approximately $103 million. In addition, borrowings under the Company’s secured funding agreements were approximately $848 million, borrowings under the Company’s secured term loan was approximately $155 million and debt issued in the form of a collateralized loan obligation was approximately $273 million.

On August 3, 2017, the Company declared a cash dividend of $0.27 per common share for the third quarter of 2017. The third quarter 2017 dividend is payable on October 16, 2017 to common stockholders of record as of September 29, 2017.

SECOND QUARTER 2017 DIVIDEND

On May 2, 2017, the Company declared a cash dividend of $0.27 per common share for the second quarter of 2017. The second quarter 2017 dividend was paid on July 17, 2017 to common stockholders of record as of June 30, 2017.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, August 3, 2017, the Company invites all interested persons to attend its webcast/conference call at 10:00 a.m. (Eastern Time) to discuss its second quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 5073195 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through August 16, 2017 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10109927. An archived replay will also be available through August 16, 2017 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $100 billion of assets under management (“AUM”) as of March 31, 2017. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, the Company’s ability to reinvest the net proceeds of the sale of ACRE Capital Holdings LLC and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake, John Stilmar or Veronica Mendiola
(888)-818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents ($8 related to consolidated VIEs as of December 31, 2016)	$5,723	$47,270
Restricted cash	379	375
Loans held for investment ($341,158 and $21,514 related to consolidated VIEs, respectively)	1,641,435	1,313,937
Other assets ($857 and $203 of interest receivable related to consolidated VIEs, respectively)	15,033	12,121
Total assets	$1,662,570	$1,373,703
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$809,737	$780,713
Secured term loan	151,112	149,878
Collateralized loan obligation securitization debt (consolidated VIE)	270,759	—
Due to affiliate	2,625	2,699
Dividends payable	7,718	7,406
Other liabilities ($352 of interest payable related to consolidated VIEs as of June 30, 2017)	3,637	3,334
Total liabilities	1,245,588	944,030

EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2017 and December 31, 2016, and 28,582,690 and 28,482,756 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	283	283
Additional paid-in capital	420,251	420,056
Accumulated deficit	(3,552)	(1,310)
Total stockholders' equity	416,982	419,029
Non-controlling interests in consolidated VIEs	—	10,644
Total equity	416,982	429,673
Total liabilities and equity	$1,662,570	$1,373,703

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$22,643	$18,929	$43,770	$37,679
Interest expense	(12,232)	(8,415)	(23,020)	(16,940)
Net interest margin	10,411	10,514	20,750	20,739
Expenses:
Management and incentive fees to affiliate	1,654	1,338	3,466	2,690
Professional fees	428	535	819	1,025
General and administrative expenses	640	686	1,282	1,409
General and administrative expenses reimbursed to affiliate	949	660	1,897	1,557
Total expenses	3,671	3,219	7,464	6,681
Income from continuing operations before income taxes	6,740	7,295	13,286	14,058
Income tax expense, including excise tax	27	3	95	7
Net income from continuing operations	6,713	7,292	13,191	14,051
Net income from operations of discontinued operations, net of income taxes	—	2,689	—	2,355
Net income attributable to ACRE	6,713	9,981	13,191	16,406
Less: Net income attributable to non-controlling interests	—	(1,288)	(25)	(2,577)
Net income attributable to common stockholders	$6,713	$8,693	$13,166	$13,829
Basic earnings per common share:
Continuing operations	$0.24	$0.21	$0.46	$0.40
Discontinued operations	—	0.09	—	0.08
Net income	$0.24	$0.31	$0.46	$0.49
Diluted earnings per common share:
Continuing operations	$0.24	$0.21	$0.46	$0.40
Discontinued operations	—	0.09	—	0.08
Net income	$0.24	$0.31	$0.46	$0.48
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,475,853	28,428,703	28,472,356	28,479,015
Diluted weighted average shares of common stock outstanding	28,546,624	28,495,833	28,514,867	28,548,944
Dividends declared per share of common stock	$0.27	$0.26	$0.54	$0.52

SCHEDULE I

June 30, 2017 Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended June 30, 2017 ($ in thousands):

	For the three months ended	For the twelve months ended
	June 30, 2017
	Amount	Amount
Net income attributable to common stockholders	$6,713	$39,673
Stock-based compensation(1)	97	238
Adjustments relating to ACRE activities:
Incentive fees to affiliate	113	729
Adjustments relating to ACRE Capital LLC activities:
Change in fair value of mortgage servicing rights	—	2,562
Deferred income tax expense	—	1,367
Provision for loss sharing	—	143
Originated mortgage servicing rights	—	(6,154)
Core Earnings	$6,923	$38,558
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(1)	Includes both ACRE and ACRE Capital LLC stock-based compensation.